UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2010

Glowpoint, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Long Avenue Hillside, NJ		07205
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code   (312) 235-3888

Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of November 30, 2010, Edwin F. Heinen no longer serves as Chief Financial Officer of Glowpoint, Inc. (“Glowpoint” or the “Company”).

On November 30, 2010, John R. McGovern, age 51, was appointed as the Company’s Chief Financial Officer.  From 2004 to 2010, Mr. McGovern served as a Group Finance Vice President at Avaya, Inc.  From 2002 to 2004, Mr. McGovern served as Vice President of Strategy, Financial Planning and Analysis, at MIM Corporation, a specialty pharmaceutical company.  From 1996 to 2001, Mr. McGovern worked at Lucent Technologies where he was ultimately promoted to Vice President, Working Capital.  Mr. McGovern began his career at AT&T where he worked in financial operations from 1983 until 1996.  Mr. McGovern has a B.A. from Kean University.

In order to assist Mr. McGovern in assuming his responsibilities, Mr. Heinen will serve as acting Controller of Glowpoint until such time as the transition is complete.

Pursuant to the terms of the Amended and Restated Employment Agreement between Glowpoint and Mr. Heinen dated August 30, 2010 (the “Agreement”), Mr. Heinen is entitled to receive certain benefits and payments.  The terms of the Agreement have been previously disclosed and are available in the Company’s publicly filed documents.

A copy of the press release announcing the foregoing matters is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No. 99.1	Description Press Release dated December 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

By:                 /s/ John R. McGovern
Name:            John R. McGovern
Title:              Chief Financial Officer

Dated:  December 3, 2010